   As filed with the Securities and Exchange Commission on November 7, 1996.
                          Registration No. __________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                            ACCUSTAFF INCORPORATED
            (Exact name of registrant as specified in its charter)

           FLORIDA                                             59-3116655
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                        Identification Number)

                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211
                                (904) 725-5574
  (Address, including zip code, and telephone number of principal executive offices)

                            ACCUSTAFF INCORPORATED
              EMPLOYEE SAVINGS AND PROFIT SHARING PLAN AND TRUST
                           (Full title of the plan)

         DEREK E. DEWAN                              COPIES TO:
   CHAIRMAN, PRESIDENT AND CHIEF                  TIMOTHY MANN, JR.
        EXECUTIVE OFFICER                         STACY N. KLEINER
      ACCUSTAFF INCORPORATED                        ALSTON & BIRD
      6440 ATLANTIC BOULEVARD                     ONE ATLANTIC CENTER
    JACKSONVILLE, FLORIDA 32211             1201 WEST PEACHTREE STREET, NW
          (904) 725-5574                      ATLANTA, GEORGIA 30309-3424
(Name, address, including zip code, and             (404) 881-7000
 telephone number, including area code,
       of agent for service)

                              ___________________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                         Proposed Maximum    Proposed Maximum      Amount of
    Title of Securities                             Amount to  be         Offering Price   Aggregate  Offering  Registration  Fee
     to be Registered                              Registered  (1)        Per Share (2)        Price (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share (3)          50,000 shares             $25.00             $1,250,000         $378.78
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also includes any additional shares that may hereafter become issuable as a result of the antidilution adjustment provisions of the Registrant's 401(k) Plan.

(2) Determined in accordance with Rule 457(h) of the Securities Act of 1933, the registration fee calculation is based on the average of the high and low per share sales prices of the Registrant's Common Stock on November 5, 1996, as reported on the Nasdaq National Market.

(3) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (2) All reports filed by the Registrant or the 401(k) Plan pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's 1995 Annual Report on Form 10-K.

     (3) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant or the 401(k) Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock registered hereby has been passed upon by Alston & Bird, Atlanta, Georgia.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Bylaws of the Registrant require the Registrant, to the fullest extent permitted or required by the Florida Business Corporations Act ("Florida BCA"), to (i) indemnify its directors against any and all liabilities and (ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of the Registrant. Generally, the Florida BCA permits indemnification of a director upon a determination that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Florida BCA also provides that a person may not be indemnified nor may expenses be advanced if a judgment or final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law, unless such person had reasonable cause to believe such person's conduct was lawful or had no reasonable cause to believe such person's conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived improper personal benefit; (c) an unlawful distribution under Florida law; or (d) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The right to indemnification granted in the Registrant's Bylaws is not exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a director may be entitled under any written agreement, board resolution, vote of stockholders, the Florida BCA or otherwise.

     The Registrant's Bylaws also provide that the Registrant may purchase insurance on behalf of one or more of its directors, irrespective of whether the Registrant would be obligated to indemnify or advance expenses to such director. The Registrant has purchased insurance to protect directors, officers, employees or other agents and the Registrant from any liability asserted against them for acts taken or omissions occurring in their capacities as such.

     According to the Florida BCA, a director is not personally liable for monetary damages to the Registrant or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful;
(ii) a transaction from which the director derived improper personal benefit;
(iii) a violation of Section 607.0834 of the Florida BCA, which concerns unlawful payment of dividends; (iv) in a proceeding by or in the right of the corporation or a proceeding by or in the right of someone other than the corporation or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

    Exhibit Number                Description
    --------------                -----------

         4.1 Certificate of Incorporation of the Registrant, as amended, incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24484).

         4.2 Bylaws of the Registrant, as amended, incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-24484).

         4.3 AccuStaff Incorporated Employee Savings and Profit Sharings Plan and Trust Adoption Agreement

         5.1           Opinion of Counsel

        23.1           Consent of Counsel (included in Exhibit 5.1)

        23.2           Consent of Coopers & Lybrand, L.L.P.

        23.3           Consent of McGladrey & Pullen, L.L.P.

        23.4           Consent of Bertram, Vallez, Kaplan and Talbot, LTD

        23.5           Consent of Stadtler Rosenblum & Saris

        23.6           Consent of Nyhan & Mazza, P.C.

        23.7           Consent of Dennis I. Berber, C.P.A.

        23.8           Consent of Beers & Cutler PLLC

        24.1 Power of Attorney (included on signature page of this Registration Statement)

     In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5) of Regulation S-K, the undersigned Registrant hereby undertakes that it has submitted or will submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify such Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's certificate of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        (Signatures on following page)

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 5, 1996.


                                    ACCUSTAFF INCORPORATED
                                    (Registrant)

                                    By:   /s/ Derek E. Dewan
                                        -------------------------------
                                        Derek E. Dewan
                                        Chairman, President
                                        and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power in each to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on November 1, 1996.

   Signature                                Title
   ---------                                -----

/s/ Derek E. Dewan         Chairman, President and Chief Executive Officer
-------------------------  (principal executive officer)
Derek E. Dewan

/s/ Michael D. Abney       Senior Vice President, Chief Financial Officer
-------------------------  and Assistant Secretary (principal financial officer)

/s/ Sean D. Mann           Controller (principal accounting officer)
-------------------------
Sean D. Mann

/s/ John K. Anderson, Jr.  Director
-------------------------
John K. Anderson, Jr.


                    (Signatures continue on following page)

/s/ T. Wayne Davis                   Director
--------------------------------
T. Wayne Davis

/s/ Stephen A. Hoffmann              Director
--------------------------------
Stephen A. Hoffmann

/s/ Delores P. Kesler                Director
--------------------------------
Delores P. Kesler

/s/ William H. Thumel, Jr.           Director
--------------------------------
William H. Thumel, Jr.



The 401(k) Plan. Pursuant to the requirements of the Securities Act, the AccuStaff Incorporated Employee Savings and Profit Sharing Plan and Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned trustees, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 5, 1996.

                                  ACCUSTAFF INCORPORATED
                                  EMPLOYEE SAVINGS AND PROFIT SHARING PLAN
                                  AND TRUST

                                  (Plan Administrator)

                                  By: /s/ Sean D. Mann
                                      --------------------------------------
                                      Sean D. Mann
                                      Controller

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                         Description
--------------                         -----------

      4.1 Certificate of Incorporation, as amended, of the Registrant incorporated by reference to the Regitrant's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 024484).

      4.2 Bylaws, as amended, of the Registrant incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-24484).

      4.3 AccuStaff Incorporated Employee Savings and Profit Sharing Plan and Trust Adoption Agreement

      5.1                Opinion of Counsel

      23.1               Consent of Counsel (included in Exhibit 5.1)

      23.2               Consent of Coopers & Lybrand, L.L.P.

      23.3               Consent of McGladrey & Pullen, L.L.P.

      23.4               Consent of Bertram, Vallez, Kaplan and Talbot, LTD

      23.5               Consent of Stadtler Rosenblum & Saris

      23.6               Consent of Nyhan & Mazza, P.C.

      23.7               Consent of Dennis I. Berner, C.P.A.

      23.8               Consent of Beers & Cutler PLLC

      24.1 Power of Attorney (included on signature page of this Registration Statement)